NEWS RELEASE

FOR IMMEDIATE RELEASE	For additional	Thomas A. H. White
	information contact:	Senior Vice President, Investor Relations
423.755.8996

Linnea R. Olsen
Director, Corporate Relations
207.575.4452

November 5, 2003

UnumProvident Corporation Reports

Third Quarter of 2003 Results

Chattanooga, TN – UnumProvident Corporation (NYSE: UNM) today reported net income of $108.7 million ($0.36 per diluted common share) for the third quarter of 2003, compared to net income of $113.4 million ($0.47 per diluted common share) for the third quarter of 2002. Included in net income are net realized after-tax investment losses of $16.0 million ($0.06 per diluted common share) in the third quarter of 2003 and $41.6 million ($0.17 per diluted common share) in the third quarter of 2002. Excluding the impact of the net realized after-tax investment losses, after-tax operating income for the third quarter of 2003 totaled $124.7 million ($0.42 per diluted common share) compared to $155.0 million ($0.64 per diluted common share) for the third quarter of 2002.

A reconciliation to net income (loss) is as follows:

($ in millions, except share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$124.7	$155.0	$346.8	$458.8
Reserve Increase, net of tax	—	—	(295.1)	—

Operating Income Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	124.7	155.0	51.7	458.8
Net Realized Investment Loss, net of tax	(16.0)	(41.6)	(90.9)	(152.7)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	108.7	113.4	(39.2)	306.1
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(7.1)

Net Income (Loss)	$108.7	$113.4	$(39.2)	$299.0

Per Diluted Common Share
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.42	$0.64	1.29	1.89
Reserve Increase, net of tax	—	—	(1.10)	—

Operating Income Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	0.42	0.64	0.19	1.89
Net Realized Investment Loss, net of tax	(0.06)	(0.17)	(0.34)	(0.63)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	0.36	0.47	(0.15)	1.26
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(0.03)

Net Income (Loss)	$0.36	$0.47	$(0.15)	$1.23

Average Shares Outstanding	298,707,338	242,276,584	269,833,290	243,385,978

Thomas R. Watjen, UnumProvident’s President and Chief Executive Officer, stated, “Overall, the third quarter was a good quarter for the Company with results generally in line with expectations. Our net income this quarter grew 10.4 percent relative to the second quarter, while we reported flat earnings per share due to the impact of the additional shares outstanding from our capital raising effort earlier this year. Strong statutory earnings and capital growth, further favorable investment portfolio trends, and strong individual income protection results relative to the second quarter were significant highlights this quarter. Our group income protection results, however, continue to be below our expectations, with higher new claim incidence this quarter offsetting a higher level of net claim recoveries relative to the second quarter. “

Results by Segment

The Income Protection segment reported operating income before net realized investment gains and losses and income taxes (“operating income”) of $121.8 million, compared to operating income of $165.7 million in the third quarter of 2002.

Within the segment, the group income protection line reported operating income of $42.7 million in the third quarter of 2003 compared to $85.4 million in the prior year third quarter. The lower earnings in the quarter relative to a year ago are primarily the result of a decline in net claim recoveries and higher claim incidence in the long-term income protection line of business, as well as a reduction in the discount rate used for 2003 claim incurrals. Relative to the second quarter of 2003, earnings were lower due to higher claim incidence and higher operating expenses, which more than offset a higher level of net claim recoveries.

Also within this segment, the individual income protection line of business reported operating income of $64.3 million, compared to operating income of $68.0 million in the third quarter of 2002. The decline in earnings was primarily the result of higher paid benefits and a reduction in the discount rate used for 2003 claim incurrals. Relative to the second quarter of 2003, earnings improved due to a higher level of net claim recoveries. In 2003, the Company began reporting separately the results of its recently issued individual income protection business and its closed block of individual income protection business. Operating income in the recently issued individual income protection business totaled $45.1 million in the third quarter of 2003 compared to $48.9 million in the third quarter of 2002. Operating income in the closed block of individual income protection business totaled $19.2 million in the third quarter of 2003 compared to $19.1 million in the third quarter of 2002.

Also within this segment, the long-term care line, which includes the results of both the group and individual long-term care lines, reported operating income of $10.5 million in the third quarter of 2003, compared to $7.8 million in the third quarter of 2002. Finally, the disability services line of business reported operating income of $4.3 million in the third quarter of 2003, compared to $4.5 million in the third quarter of 2002.

Premium income for the Income Protection segment increased 7.1 percent to $1,336.5 million in the third quarter of 2003, compared to $1,247.8 million in the third quarter of 2002. Within this segment, premium income for the group income protection line increased 8.5 percent to $793.9 million in the third quarter of 2003 from $731.7 million in the third quarter of 2002. Premium income for the individual income protection line increased 2.2 percent to $438.7 million in the third quarter of 2003 from $429.3 million in the third quarter of 2002. Within this line, premium income in the recently issued block of individual income protection increased 12.8 percent to $176.6 million in the third quarter of 2003 from

$156.6 million in the third quarter of 2002. Premium income in the closed block of individual income protection declined 3.9 percent to $262.1 million in the third quarter of 2003 from $272.7 million in the third quarter of 2002. Finally within this segment, premium income for the long-term care line increased 19.7 percent to $103.9 million in the third quarter of 2003 from $86.8 million in the third quarter of 2002.

New annualized sales (submitted date basis) for group long-term income protection products declined 3.6 percent to $64.1 million in the third quarter of 2003, from $66.5 million in the third quarter of 2002. New annualized sales (submitted date basis) for group short-term income protection products declined 11.0 percent to $25.9 million in the third quarter of 2003, from $29.1 million in the third quarter of 2002. New annualized sales (paid for basis) for individual income protection declined 11.9 percent to $36.9 million in the third quarter of 2003 from $41.9 million in the third quarter of 2002.

Premium persistency in the Company’s long-term income protection block improved to 86.6 percent for the first nine months of 2003 compared to 85.5 percent in the first nine months of 2002. Persistency also improved in the Company’s short-term income protection line of business to 84.7 percent for the first nine months of 2003 compared to 81.0 percent in the first nine months of 2002.

The Life and Accident segment reported operating income of $67.1 million in the third quarter of 2003, compared to $61.4 million in the third quarter of 2002. The improvement in results relative to the year ago quarter was primarily the result of improved experience in the accidental death & dismemberment and voluntary life and other lines of business, which more than offset lower income in the group life line of business.

Premium income in this segment increased 6.8 percent to $490.8 million in the third quarter of 2003, compared to $459.6 million in the third quarter of 2002. New annualized sales (submitted date basis) in the group life line totaled $33.4 million in the third quarter of 2003, compared to $40.4 million in the third quarter of 2002. New annualized sales in the accidental death and dismemberment line of business totaled $3.5 million in the third quarter of 2003, compared to $4.8 million in the year ago quarter. New annualized sales in the brokerage voluntary life and other lines totaled $11.9 million in the third quarter of 2003 compared to $11.2 million in the third quarter of 2002.

Premium persistency in the Company’s group life line of business declined slightly to 83.3 percent for the first nine months of 2003 compared to 83.7 percent in the first nine months of 2002.

The Colonial segment reported operating income of $38.5 million in the third quarter of 2003, compared to $34.4 million in the third quarter of 2002. Premium income for this segment increased 8.1 percent to $174.0 million in the third quarter of 2003, compared to $160.9 million in the third quarter of 2002. New annualized sales in this segment increased 7.5 percent to $61.8 million in the third quarter of 2003, from $57.5 million in the third quarter of 2002.

The Other segment, which includes results from products no longer actively marketed, reported operating income of $8.7 million in the third quarter of 2003, compared to $12.2 million in the third quarter of 2002.

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain corporate expenses, reported a loss of $47.1 million in the third quarter of 2003, compared to a loss of $34.6 million in the third quarter of 2002.

During the second quarter of 2003, the Company issued a total of 52,877,000 shares of common stock and 23,000,000 8.25% adjustable conversion-rate equity security units (units) in a public offering. As a result, the average number of shares used to calculate the per diluted common share results increased from 242,276,584 for the third quarter of 2002 to 298,707,338 for the third quarter of 2003. Because the average market price of the Company’s common stock exceeded the threshold appreciation price of $13.27 during the quarter, the share count used to calculate quarterly net income per common share assuming dilution includes 2,480,537 shares related to the units. If the average market price of the Company’s common stock is $16.00 for the fourth quarter of 2003, the share count used to calculate quarterly net income per common share assuming dilution for the fourth quarter of 2003 would include approximately 7.4 million shares related to the units. The actual number of shares outstanding as of September 30, 2003 was 296,061,937 compared to 241,504,002 as of September 30, 2002.

At September 30, 2003, book value per common share was $26.52, compared to $28.33 at December 31, 2002 and $27.62 at September 30, 2002. Book value per share excluding net unrealized gains on securities was $21.36 at September 30, 2003, compared to $24.25 at December 31, 2002 and $24.54 at September 30, 2002.

Investment Results

The net realized after-tax investment loss in the third quarter of 2003, which totaled $16.0 million, was comprised of gross realized before-tax investment losses and write-downs of $61.2 million and gross realized before-tax investment gains of $36.1 million, for a net realized before-tax investment loss of

$25.1 million. For the third quarter of 2002, the net realized after-tax investment loss, which totaled $41.6 million, was comprised of gross realized before-tax investment losses and write-downs of $77.4 million and gross realized before-tax investment gains of $13.6 million, for a net realized before-tax investment loss of $63.8 million.

The Company also reported that the net unrealized gain on its bond portfolio totaled $2.93 billion as of September 30, 2003 compared to $1.85 billion as of December 31, 2002. Additionally, the gross unrealized loss on the portfolio totaled $534.1 million as of September 30, 2003 compared to $1,066.7 million as of December 31, 2002. The Company’s exposure to below investment grade securities declined to 7.7 percent on a market value basis as of September 30, 2003 compared to 10.0 percent at December 31, 2002 and 9.1 percent at September 30, 2002. On a book value basis, the Company’s exposure to below investment grade securities declined to 9.2 percent as of September 30, 2003 compared to 13.9 percent at December 31, 2002 and 12.8 percent at September 30, 2002.

UnumProvident Corporation senior management will host a conference call on Thursday, November 6 at 9:00 a.m. (eastern) to discuss the results of operations for the third quarter and may include forward-looking information, such as guidance on future results or trends in operations, as well as other material information. The dial-in number is (913) 981-4900. Alternatively, a live webcast of the call will be available at www.unumprovident.com in a listen-only mode. About fifteen minutes prior to the start of the call, you should access the “Investor and Shareholder Information” section of our website. A replay of the call will be available by telephone and on our website through Wednesday, November 12.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident’s primary operations are in the United States and the United Kingdom.

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions, negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2002 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

###

DIGEST OF EARNINGS

(Unaudited)

UnumProvident Corporation (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2003
Operating Revenue Excluding Net Realized Investment Loss	$2,688.3	$2,513.9	$7,925.6	$7,416.1
Net Realized Investment Loss	(25.1)	(63.8)	(139.7)	(233.9)

Revenue	$2,663.2	$2,450.1	$7,785.9	$7,182.2

Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$124.7	$155.0	$346.8	$458.8
Reserve Increase, net of tax	—	—	(295.1)	—

Operating Income Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	124.7	155.0	51.7	458.8
Net Realized Investment Loss, net of tax	(16.0)	(41.6)	(90.9)	(152.7)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	108.7	113.4	(39.2)	306.1
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(7.1)

Net Income (Loss)	$108.7	$113.4	$(39.2)	$299.0

Per Common Share

Assuming Dilution:
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.42	$0.64	$1.29	$1.89
Reserve Increase, net of tax	—	—	(1.10)	—

Operating Income Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	0.42	0.64	0.19	1.89
Net Realized Investment Loss, net of tax	(0.06)	(0.17)	(0.34)	(0.63)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	0.36	0.47	(0.15)	1.26
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(0.03)

Net Income (Loss)	$0.36	$0.47	$(0.15)	$1.23

Average Shares Outstanding	298,707,338	242,276,584	269,833,290	243,385,978

Basic:
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.42	$0.64	$1.29	$1.89
Reserve Increase, net of tax	—	—	(1.10)	—

Operating Income Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	0.42	0.64	0.19	1.89
Net Realized Investment Loss, net of tax	(0.05)	(0.17)	(0.34)	(0.63)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	0.37	0.47	(0.15)	1.26
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(0.03)

Net Income (Loss)	$0.37	$0.47	$(0.15)	$1.23

Average Shares Outstanding	294,719,793	241,453,783	269,833,290	242,192,857

Book Value			$26.52	$27.62
Book Value Excluding Net Unrealized Gains and Losses on Securities			$21.36	$24.54